EXHIBIT NO. 99.(j) 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information of MFS International Value Fund, MFS International Growth Fund, MFS Emerging Markets Equity Fund, MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund and MFS Aggressive Growth Allocation Fund, in Post-Effective Amendment No. 75 to the Registration Statement (Form N-1A, No. 33-1657).

We also consent to the incorporation by reference, in such Statement of Additional Information of our report, dated July 19, 2010, with respect to the financial statements and financial highlights of MFS International Value Fund, MFS International Growth Fund, MFS Emerging Markets Equity Fund, MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund and MFS Aggressive Growth Allocation Fund, included in the Annual Report to Shareholders for the fiscal year ended May 31, 2010.

ERNST & YOUNG LLP
Ernst & Young LLP

Boston, Massachusetts

September 23, 2010